Exhibit 10.14

                              AMENDED AND RESTATED
                            ASSET PURCHASE AGREEMENT

                                  By and Among

                          Hellyer Communications, Inc.,
                             an Indiana corporation,

                             Jerry L. Hellyer, Sr.,

                     Hellyer Communications Services, Inc.,
                           f/k/a HC Acquisition Corp.,
                             a Colorado corporation,

                                       and

                      Multi-Link Telecommunications, Inc.,
                             a Colorado corporation
                          Dated as of November 17, 1999



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                                TABLE OF CONTENTS

                                                                            Page


 Article I PURCHASE OF ASSETS................................................. 1
          1.1   Acquired Assets............................................... 1
          1.2   Excluded Assets............................................... 2
          1.3   Disclaimer of Warranties...................................... 4
          1.4   Assumed Liabilities........................................... 4
 Article II PURCHASE PRICE.................................................... 5
          2.1   Purchase Price................................................ 5
          2.2   Payment of Purchase Price..................................... 5
          2.3    Allocation of Purchase Price................................. 5
          2.4   Funding of Buyer.............................................. 6
          2.5   Licensing of Intellectual Property............................ 6
 Article III CLOSING; CLOSING DELIVERIES...................................... 6
          3.1   Closing....................................................... 6
          3.2   Seller's Closing Deliveries................................... 6
          3.3   Buyer's Closing Deliveries.................................... 9
 Article IV REPRESENTATIONS AND WARRANTIES OF SELLER..........................11
          4.1   Organization of Seller........................................11
          4.2   Capital Structure of Seller...................................11
          4.3   Authorization.................................................11
          4.4   Validity; Binding Effect......................................11
          4.5   Noncontravention..............................................11
          4.6   Title to Acquired Assets......................................12
          4.7   Real Estate...................................................12
          4.8   Disclosure....................................................12
 Article V REPRESENTATIONS AND WARRANTIES OF BUYER............................12
          5.1   Organization of Buyer.........................................12
          5.2   Authorization.................................................12
          5.3   Validity; Binding Effect......................................12
          5.4   Noncontravention..............................................12
 Article VI COVENANTS PENDING CLOSING.........................................13
          6.1   Reasonable Efforts............................................13
          6.2   Notices and Consents..........................................13
          6.3   Satisfaction of Conditions....................................13
          6.4   Full Access...................................................13
          6.5   Operation of Business.........................................13
          6.6   Notices.......................................................13
          6.7   Employees.....................................................14
 Article VII SELLER'S CONDITIONS PRECEDENT....................................14
          7.1   Performance by Buyer and Multi-Link...........................14
          7.2   Accuracy of Representations and Warranties....................14
          7.3   No Injunction.................................................14
          7.4   Closing Deliveries............................................14

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

                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page


          7.5   Grant of License..............................................14
          7.6   Making of the Loan............................................14
 Article VIII BUYER'S CONDITIONS PRECEDENT....................................14
          8.1   Performance by Seller.........................................14
          8.2   Accuracy of Representations and Warranties....................15
          8.3   No Injunction.................................................15
          8.4   Closing Deliveries............................................15
          8.5   Secured Party Approvals.......................................15
          8.6   No Material Adverse Change....................................15
          8.7   Due Diligence.................................................15
          8.8   Agreements with Vendors.......................................15
          8.9   Acceptance of Trade Creditors.................................15
          8.10  Grant of License..............................................15
 Article IX INDEMNIFICATION...................................................15
          9.1   Indemnification by Seller.....................................15
          9.2   Indemnification by Buyer......................................16
          9.3   Survival Period...............................................16
 Article X POST CLOSING COVENANTS.............................................16
          10.1 Employee Leasing Agreement.....................................16
          10.2 Hellyer Companies 401(k) Plan..................................16
          10.3 Dental and Disability Insurance................................16
 Article XI MISCELLANEOUS.....................................................17
          11.1 Confidentiality; Press Release.................................17
          11.2 Notices........................................................17
          11.3 Expenses.......................................................18
          11.4 Governing Law..................................................18
          11.5 Partial Invalidity.............................................18
          11.6 Assignment.....................................................18
          11.7 Successors and Assigns.........................................18
          11.8 Execution in Counterparts......................................18
          11.9 Titles and Headings; Rules of Construction.....................18
          11.10 Entire Agreement; Amendments and Waivers......................19
          11.11 Termination...................................................19
          11.12 No Negotiation................................................19
          11.13 No Third Party Beneficiaries..................................19
          11.14 Remedies......................................................19
          11.15 Access........................................................19


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


                  AMENDED AND RESTATED ASSET PURCHASE AGREEMENT

     THIS AMENDED AND RESTATED ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 17th day of November, 1999, by and among Hellyer Communications, Inc., an Indiana corporation ("Seller"), Jerry L. Hellyer, Sr., a resident of the State of Indiana ("Shareholder"), Multi-Link Telecommunications, Inc., a Colorado corporation ("Multi-Link") and Hellyer Communications Services, Inc., f/k/a HC Acquisition Corp., a Colorado corporation and a wholly-owned subsidiary of Multi-Link ("Buyer").

                                   RECITALS:

     A. Pursuant to the terms and conditions of an Asset Purchase Agreement dated as of September 17, 1999, among the parties hereto (the "Asset Purchase Agreement"), Buyer agreed to purchase substantially all of the assets utilized by Seller in its business of providing telecommunication services to individuals and businesses (the "Business").

     B. The parties hereto desire to amend and restate the terms and conditions of the Asset Purchase Agreement as provided in this Agreement.

                                   AGREEMENT:

     NOW, THEREFORE, the parties hereto agree that the Asset Purchase Agreement is hereby amended and restated in its entirety to read as follows:

                                    ARTICLE I
                               PURCHASE OF ASSETS

     1.1 Acquired Assets. Upon the terms and subject to the conditions contained herein, Seller shall sell and transfer to Buyer, and Buyer shall purchase and acquire from Seller, at the Closing (as hereinafter defined), all of the properties and assets of Seller used in the operation of the Business as of the Closing (the "Acquired Assets") other than the Excluded Assets (as hereinafter defined), free and clear of all security interests, liens, restrictions, claims, encumbrances or charges of any kind ("Encumbrances") other than Permitted Encumbrances (as hereinafter defined), including without limitation, the following:

          (a) All tangible personal property (such as machinery, equipment, inventories, furniture and motor vehicles) owned by Seller;

          (b) All accounts, notes and other receivables owned by Seller (other than those included in the definition of Excluded Assets);

          (c) Subject to the provisions of Section 1.4 of this Agreement, all rights in and with respect to the assets associated with i. the Group Dental Insurance Policy issued by Seaboard Life Insurance Company, USA to Seller (the "Dental Policy"), ii. the Group Long Term Disability Insurance Policy issued by The Paul Revere/Provident Life Insurance Company to Seller (the "Long Term Policy"), iii. the Group Short Term Disability Insurance Policy issued by The Paul Revere/Provident Life Insurance Company to Seller (the "Short Term Policy"), and iv. the Hellyer Companies 401(k) Plan (the "401(k) Plan"), related Trust Agreement and related Services Agreement (the "Services Agreement") with Benefit Services Corporation;

          (d) All claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off and rights of recoupment owned by Seller (other than those included in the definition of Excluded Assets);

          (e) All rights of Seller in, to and under all leases of personal property entered into by Seller in connection with the Business prior to the date hereof as set forth in Schedule 1.1 hereto and any other leases which Buyer shall have agreed in writing to assume as provided in Section
     1.4 of this Agreement (collectively, the "Leases");


          (f) All of Seller's right, title and interest in and to the name "Hellyer Communications" and related logos, the trade names related to the Business, and all customer lists and trade secrets related to the Business;

          (g) All rights of Seller in, to and under those contracts, commitments, purchase and sale orders, work orders, agreements and arrangements entered into by Seller in connection with the Business prior to the date hereof as described in Schedule 1.1 hereto and any other contracts which Buyer shall have agreed in writing to assume as provided in
     Section 1.4 of this Agreement (collectively, the "Contracts");

          (h) All franchises, approvals, permits, licenses, orders, registrations, certificates, variances and similar rights obtained from governments and governmental agencies in which Seller has any right, title or interest;

          (i) All books and records of Seller related specifically to the Business, including without limitation, property records, current payroll records, accounting records, supplier lists, parts lists, manuals, files, and any similar items related to the Acquired Assets or the conduct of the Business;

          (j) All of Seller's intellectual property, the goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions (collectively, the "Proprietary Rights"); and

          (k) Seller's cash and cash equivalents.

     1.2 Excluded Assets. Notwithstanding anything contained in Section 1.1 to the contrary, Seller shall not sell and transfer to Buyer, and Buyer shall not purchase or acquire from Seller, at the Closing, any of Seller's assets other than the Acquired Assets, including the following properties and assets (collectively, the "Excluded Assets"):


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


          (a) Seller's corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates and other documents relating to the organization, maintenance and existence of Seller as a corporation;

          (b) Any assets owned by Seller (or assets unrelated to the provision of services by Seller to its customers incident to its operation of the Business, which are leased by Seller under any capitalized lease) situated at the Leased Real Estate (as hereinafter defined) that are affixed to, embedded in or attached to the Leased Real Estate by means of cement, plaster, nails, bolts, screws or adhesives, or any assets of Seller so situated and that constitute fixtures or appliances of the Leased Real Estate;

          (c) Subject to the provisions of Section 1.4 of this Agreement, all rights in and with respect to the assets associated with the Hellyer Communications, Inc. Employee Benefit Plan, the related trust agreement, service contract with Business Administrators & Consultants, Inc., and Stop-Loss Policy with Guarantee Life Insurance Company and the Hellyer Companies Flexible Benefit Plan and the related Plan Supervisor Agreement with Donley & Company, Inc.;

          (d) All accounts, notes and other receivables owed to Seller by any Affiliate of Seller (as hereinafter defined); and

          (e) All claims, causes of action, choses in action and rights of recovery relating to any claims Seller has or may have against Ameritech (or any of its Affiliates) or any of Seller's former or current employees.

For purposes of this Agreement, "Affiliate" means, with respect to any person or entity, any person or entity that controls, is controlled by or is under common control with such person or entity, together with its and their respective members, managers, partners, venturers, directors, officers, shareholders, agents, employees, spouses and legal representatives. A person or entity shall be presumed to have control when it possesses the power, directly or indirectly,


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to direct,  or cause the  direction  of, the  management  or policies of another person or entity, whether through ownership of voting securities, by contract, or otherwise.

     1.3  Disclaimer  of  Warranties.  Buyer  acknowledges  and agrees  that the personal property included within the Acquired Assets is being sold and transferred to Buyer "AS IS, WHERE IS," with all faults and with no warranties whatsoever, whether express or implied (including, without limitation, warranties relating to the condition, merchantability, fitness or freedom from defects or defaults of such personal property, all of which Seller hereby expressly disclaims) except as otherwise specifically set forth in Section 4.1 below.

     1.4 Assumed Liabilities. On the terms and subject to the conditions set forth in this Agreement, upon the Closing, Buyer agrees to assume and discharge
i. the liabilities of Seller related to the Contracts and the Leases, ii. such other liabilities of Seller relating to additional contracts, agreements and leases of Seller as Buyer shall have agreed in writing to assume, iii. the obligations of Seller relating to customer prepayments or deposits, iv. any and all accrued vacation pay of Seller's employees, through November 30, 1999, v. any and all state sales taxes, interest and penalties owed, owing or to be owed by Seller, vi. any and all unemployment taxes, interest and penalties owing or to be owed by Seller, vii. as to employees or former employees of Seller, any and all liabilities, costs, losses, fees or charges arising from, through or in any manner related to the duties and obligations of the employer-sponsor of
viii. the Dental Policy, ix. the Long Term Policy, x. the Short Term Policy, xi. the 401(k) Plan, related Trust Agreement and Services Agreement, xii. the Hellyer Communications, Inc., Employee Benefit Plan and related trust agreement, services agreement and stop-loss policy, and xiii. Hellyer Companies Flexible Benefit Plan and Plan Supervisor Agreement, xiv. any and all liabilities and obligations relating to the Business of Seller accrued or incurred from September 1, 1999, until the Closing, and xv. any and all other liabilities or obligations of Seller as Buyer may hereafter agree to assume (collectively, the "Assumed Liabilities"); provided, however, that Buyer shall not be obligated to assume and discharge Assumed Liabilities attributable to subsections (a) and (b) of this Section 1.4 (collectively, the "Primary Assumed Liabilities") in the aggregate exceeding $1,105,472.10; and, provided further, that (x) Buyer shall not be obligated to assume and discharge Assumed Liabilities attributable to subsections (c) through (i) of this Section 1.4 (collectively, the "Secondary Assumed Liabilities") in the aggregate exceeding $1,000,000, and (y) Buyer shall pay and discharge in full all those Secondary Assumed Liabilities described in Subsections (e) and (f) of this Section 1.4 within seven (7) days of the date of this Agreement. Except for the Assumed Liabilities described in this Section
1.4, Buyer shall not assume, and Seller shall pay, compromise or otherwise provide for all debts, obligations and liabilities of Seller (whether absolute,




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contingent,  fixed or otherwise)  occurring or otherwise  relating to the period prior to the Closing Date (collectively "Seller Retained Liabilities"). Any Encumbrance which relates to an Assumed Liability shall be a "Permitted Encumbrance" for purposes of this Agreement.

                                   ARTICLE II
                                 PURCHASE PRICE

     2.1 Purchase Price. In consideration for the Acquired Assets to be sold and transferred to Buyer and upon the terms and conditions contained herein, Buyer shall pay or cause to be paid to or for the account of Seller (as set forth in Section 2.2 below), One Million Fifty-Seven Thousand Dollars ($1,057,000.00), plus the amount of the Assumed Liabilities assumed by Purchaser pursuant to
Section 1.4 of this Agreement (subject to the limitations set forth therein) (the "Purchase Price").

     2.2 Payment of Purchase Price. Buyer shall pay the Purchase Price to Seller as follows:

          (a) Buyer shall pay the sum of One Million Fifty-Seven Thousand Dollars ($1,057,000.00) to or for the benefit of Seller at Closing by wire transfer to an account or accounts designated by Seller at least forty-eight hours prior to Closing;

          (b) Buyer shall assume Seller's obligations under the Primary Assumed Liabilities in an amount not to exceed $1,105,472.10 at Closing; and

          (c) Buyer shall assume Seller's obligations under the Secondary Assumed Liabilities in an amount not to exceed One Million Dollars ($1,000,000.00) at closing.

     2.3 Allocation of Purchase Price. The Purchase Price shall be allocated among the Acquired Assets by Buyer to be determined within ninety (90) days after Closing. Buyer shall deliver its determination of such allocation to Seller within ten (10) days of the date determined. Neither Seller nor Buyer shall take a position on any tax return (including, without limitation, any Form 8594, and any amendments thereto), before any governmental agency charged with the collection of any tax, or in any proceeding that is inconsistent with such allocation (taking into account any subsequent amendments required by law) or otherwise inconsistent with such allocation without the prior written consent of




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the other party hereto.  Seller and Buyer shall make their respective Forms 8594
(and any amendments thereof) available for inspection by the other party for the purpose of verifying compliance with this Section 2.3.

     2.4 Funding of Buyer. Subject to satisfaction of Buyer's conditions precedent to Closing, on or prior to the Closing Date, Multi-Link shall contribute to the capital of Buyer $1,057,000.00 and 150,000 shares of its common stock.

     2.5 Licensing of Intellectual Property. Subject to satisfaction of Buyer's conditions precedent to Closing, at the Closing, Buyer shall grant Seller (or its assigns), on terms and conditions satisfactory to Buyer and Seller, an exclusive, perpetual license to use the name "Hellyer Excavation" and the related logos and trade dress described on Schedule 2.5 hereto in furtherance of the business of construction and/or excavation at any location within the world (the "License")


                                   ARTICLE III
                           CLOSING; CLOSING DELIVERIES

     3.1 Closing. The "Closing" means the time at which Seller consummates the sale and transfer of the Acquired Assets to Buyer, against payment by Buyer of the Purchase Price, after the satisfaction (or receipt of a duly executed waiver) of each of the conditions precedent to Closing as hereinafter described. The Closing shall take place at the offices of Seller's counsel, Sommer & Barnard, PC, 4000 Bank One Tower, 111 Monument Circle, Indianapolis, Indiana at 10:00 a.m., local time, on November 12, 1999 (the "Closing Date"), or at such other place and time as the parties may mutually agree.

     3.2 Seller's Closing Deliveries. At the Closing, in addition to any other documents specifically required to be delivered pursuant to this Agreement, Seller shall, in form and substance reasonably satisfactory to Buyer and its counsel (except as otherwise specifically set forth herein), deliver to Buyer the following:

          (a) A Bill of Sale and Assignment, duly executed by Seller, conveying all of Seller's right, title and interest in and to the Acquired Assets to Buyer;

          (b) A counterpart to an Assignment and Assumption Agreement, duly executed by Seller, in which Seller assigns its rights in the Contracts and the Leases (and such other contracts, leases and agreements as Buyer agrees to assume pursuant to Section 1.4 of this Agreement) to Buyer and in which Buyer assumes Seller's obligations under the same (the "Assignment and Assumption Agreement");

          (c) An agreement, duly executed by Seller and Hellyer Real Estate, LLC, an Indiana limited liability company ("Landlord") terminating Seller's leasehold interest in the Leased Real Estate (as hereinafter defined);



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          (d) A counterpart  to a  Non-Competition  Agreement,  duly executed by
     Shareholder, substantially in the form attached hereto as Exhibit A (the "Non-Competition Agreement");

          (e) A counterpart to a Consulting Agreement, duly executed by Shareholder, substantially in the form attached hereto as Exhibit B (the "Consulting Agreement");

          (f) A counterpart to the License, duly executed by Seller;

          (g) A counterpart to a Loan Agreement (the "Loan Agreement") and a Promissory Note (the "Note") evidencing the Loan (as hereinafter defined) and a Stock Pledge Agreement securing Shareholder's obligations under the Loan Agreement and the Note with a security interest in the common capital stock of Multi-Link received by Shareholder pursuant to the terms of the Non-Competition Agreement and the Consulting Agreement (the "Stock"), along with certificates representing such common capital stock and related stock powers and a proxy endorsed in blank, all duly executed by Shareholder;

          (h) Consents of third parties to the assignment of the Contracts and the Leases (and such other contracts, leases and agreements as Buyer agrees to assume pursuant to Section 1.4 of this Agreement), to the extent such consents are required to effect the assignment thereof as contemplated by this Agreement;

          (i) Amended Articles of Incorporation of Seller, amending Seller's existing Articles of Incorporation to effect a change of Seller's name (the "Amendment"), along with such other consents or instruments as are necessary for Seller to deliver in support of an application of Buyer to qualify to do business as a foreign corporation and under the name "Hellyer Communications" (or any similar name currently used by Seller in the operation of the Business) in each jurisdiction in which Seller is so qualified to do business (including assignments of assumed business names, as appropriate);

          (j) A certificate, duly executed by Seller, certifying that Seller has performed and complied with all of the terms, provisions and conditions of this Agreement to be performed and complied with by it at or prior to Closing and that its representations and warranties are true in all material respects as of the date of this Agreement and as of the Closing (except as expressly contemplated or permitted by this Agreement);

          (k) A certificate of the Secretary or Assistant Secretary of Seller, dated the Closing Date, certifying i. the resolutions duly adopted by the Shareholder and the Board of Directors of Seller authorizing and approving the execution, delivery and performance of this Agreement and the transactions contemplated hereby and the Amendment, ii. resolutions of the Board of Directors terminating Seller's sponsorship of the 401(k) Plan and assigning the Services Agreement from Seller to Buyer as of December 1, 1999, and iii. that such resolutions have not been rescinded or modified and remain in full force and effect as of the Closing Date;

          (l) A certificate of existence of Seller, dated no more than ten days prior to the Closing Date, issued by the Secretary of State of the State of Indiana;




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          (m) A copy of the Articles of Incorporation of Seller,  duly certified by the Secretary of State of the State of Indiana, no more than ten days prior to the Closing Date;

          (n) Evidence of the release of all Encumbrances affecting the Acquired Assets, other than Permitted Encumbrances;

          (o) Evidence of Seller's receipt of the Secured Party Approvals (as hereinafter defined);

          (p) An opinion of Sommer & Barnard, PC, counsel for Seller and Shareholder, dated the Closing Date, addressed to Buyer and Multi-Link to the effect that:

               (i) Seller is a corporation duly organized and validly existing under the laws of the State of Indiana.

               (ii) Seller has full corporate power and authority to i. execute and deliver this Agreement and to perform its obligations hereunder and, ii. own and operate its assets, properties and business and carry on its business as presently conducted (as described to Sommer & Barnard, PC by Seller in a certificate or certificates to be relied upon by Sommer & Barnard, PC in rendering such opinion).

               (iii) This Agreement has been duly and validly executed and delivered by Seller and Shareholder and constitutes a valid and legally binding obligation of Seller and Shareholder, enforceable against Seller and Shareholder in accordance with its terms.

               (iv) The execution, delivery and performance of this Agreement by Seller has been duly authorized by all necessary corporate action on the part of Seller, including director and shareholder authorization.

               (v) The execution, delivery and performance of this Agreement by Seller, the consummation of the transactions contemplated hereby and the compliance with or fulfillment of the terms and provisions hereof or of any other agreement or instrument to be delivered at the Closing (the "Closing Instruments"), do not and will not conflict with, or result in a breach of any of the provisions of the Articles of Incorporation or Bylaws of Seller.

               (vi) The Closing Instruments are sufficient as a matter of law to convey to Buyer all of the right, title and interest of Seller in and to the Specified Acquired Assets (as hereinafter defined) which are purported to be conveyed thereby.

The opinion may be governed by the Legal  Opinion  Accord (the  "Accord") of the
ABA Section of Business Law (1991) and if so governed, the General Qualifications (as defined in the Accord) shall apply to the opinions expressed in subsection (iii) and (vi). For purposes of such opinion, the term "Specified Acquired Assets" shall mean those Acquired Assets which are described in subsections (a), (b), (d), (f), (i) and (k) of Section 1.1 of this Agreement;

          (q)  Such  other  instruments  of  sale,   transfer,   conveyance  and
     assignment as Buyer and its counsel may reasonably request to effect the transfer of the Acquired Assets contemplated hereby; and


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


          (r) A letter of instruction to Agency Associates directing it to change the Policyholder on the Long Term Policy from Seller to Buyer as of December 1, 1999 (the "Long Term Letter"), duly executed by Seller;

          (s) A letter of instruction to Agency Associates directing it to change the Policyholder on the Short Term Policy from Seller to Buyer as of December 1, 1999 (the "Short Term Letter"), duly executed by Seller;

          (t) A letter of instruction to Agency Associates directing it to change the Policyholder on the Dental Policy from Seller to Buyer as of December 1, 1999 (the "Dental Letter"), duly executed by Seller; and

          (u) All other previously undelivered items required to be delivered by Seller at or prior to Closing pursuant to this Agreement or otherwise required in connection herewith unless waived in writing by Buyer.

     3.3 Buyer's Closing Deliveries. At the Closing, in addition to any other documents specifically required to be delivered pursuant to this Agreement, Buyer and Multi-Link shall, in form and substance reasonably satisfactory to Seller and its counsel (except as otherwise specifically set forth herein), deliver to Seller the following:

          (a) A Lease Agreement, duly executed by Buyer and Landlord, for the letting of the Leased Real Estate to Buyer (as lessee) on terms and conditions described in Schedule 3.3 hereto;

          (b) A counterpart to the Assignment and Assumption Agreement duly executed by Buyer;

          (c) A counterpart to the Non-Competition Agreement duly executed by Buyer;

          (d) A counterpart to the Consulting Agreement, duly executed by Buyer;

          (e) A counterpart to the License, duly executed by Buyer;

          (f) A counterpart to the Loan Agreement, duly executed by Multi-Link;

          (g)  Stock   certificates   representing  the  Stock  duly  issued  to
     Shareholder;

          (h) The cash portion of the Purchase Price to be paid at the Closing pursuant to Section 2.2(a) of this Agreement;

          (i) A certificate, duly executed by Buyer, certifying that Buyer has performed and complied with all of the terms, provisions and conditions of this Agreement to be performed and complied with by it at or prior to Closing and that its representations and warranties are true in all material respects as of the date of this Agreement and as of the Closing (except as expressly contemplated or permitted by this Agreement);

          (j) A certificate of the Secretary or Assistant Secretary of Buyer, dated the Closing Date, certifying i. the resolutions duly adopted by the Board of Directors of Buyer authorizing and approving the execution, delivery and performance of this Agreement and the transactions contemplated hereby (including the Non-Competition Agreement and the Consulting Agreement), ii. a resolution of the Board of Directors of Buyer assuming sponsorship of the 401(k) Plan and accepting assignment of the Services Agreement from Seller to Buyer as of December 1, 1999, and iii. that such resolutions have not been rescinded or modified and remain in full force and effect as of the Closing Date;

          (k) A certificate of the Secretary or Assistant Secretary of Multi-Link, dated the Closing Date, certifying i. the resolutions duly adopted by the Board of Directors of Multi-Link authorizing and approving the execution, delivery and performance of this Agreement and the Loan Agreement and the transactions contemplated hereby and thereby, and ii. that such resolutions have not been rescinded or modified and remain in full force and effect as of the Closing Date;

          (l) A certificate of good standing of Buyer, dated no more than ten days prior to the Closing Date, issued by the Secretary of State of the State of Colorado;

          (m) A certificate of good standing of Multi-Link, dated no more than ten (10) days prior to the Closing Date, issued by the Secretary of State of the State of Colorado;

          (n) A copy of the Articles of Incorporation of Buyer, duly certified by the Secretary of State of the State of Colorado, no more than ten days prior to the Closing Date;

          (o) An opinion of Otten, Johnson, Robinson, Neff & Ragonetti, P.C., counsel for Buyer and Multi-Link, dated the Closing Date, addressed to Seller and Shareholder, to the effect that:

               (i) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado.

               (ii) Buyer has full corporate power and authority to i. execute and deliver this Agreement and to perform its obligations hereunder, and ii. own and operate its assets, properties and business and carry on its business as presently conducted.

               (iii) This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

               (iv) The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of Buyer, including director authorization.

               (v) The execution, delivery and performance of this Agreement by Buyer, the consummation of the transactions contemplated hereby and the compliance with or fulfillment of the terms and provisions hereof or of any other agreement or instrument contemplated hereby, do not and will not conflict with or result in a breach of any of the provisions of the Articles of Incorporation or Bylaws of Buyer.

The opinion may be governed by the Accord and if so governed, the General Qualifications (as defined in the Accord) shall apply to the opinions expressed in subsection (iii);

          (p) The Long Term Letter, duly executed by Buyer;

          (q) The Short Term Letter, duly executed by Buyer;

          (r) The Dental Letter, duly executed by Buyer; and

          (s) All other previously undelivered items required to be delivered by Buyer or Multi-Link at or prior to Closing pursuant to this Agreement or otherwise required in connection herewith unless waived in writing by Seller.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Seller represents and warrants to Buyer, and Buyer in agreeing to pay the Purchase Price and to otherwise consummate the transactions contemplated by this Agreement has relied upon such representations and warranties, that, except for certain "Schedules" which are referred to herein and which have previously been delivered by Seller to Buyer:

     4.1 Organization of Seller. Seller is a corporation duly organized and validly existing under the laws of the State of Indiana and as of the Closing Date will be qualified to do business as a foreign corporation in good standing in each other state wherein the nature of its business or activities requires such qualification.

     4.2 Capital Structure of Seller. The authorized capital stock of Seller consists of 1,000 shares of common stock, no par value, of which 200 shares are issued and outstanding as of the date of this Agreement and are owned, of record and beneficially, by Shareholder.

     4.3 Authorization. Seller has full corporate power and authority to i. execute and deliver this Agreement and to perform its obligations hereunder, and
ii. own and operate its assets, properties and business and carry on its business as presently conducted. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of Seller, including director and shareholder authorization.

     4.4 Validity; Binding Effect. This Agreement has been duly and validly executed and delivered by Seller and Shareholder and constitutes a valid and legally binding obligation of Seller and Shareholder, enforceable against Seller and Shareholder in accordance with its terms.

     4.5 Noncontravention. The execution, delivery and performance of this Agreement by Seller, the consummation of the transactions contemplated hereby and the compliance with or fulfillment of the terms and provisions hereof or of any other agreement or instrument contemplated hereby, do not and will not i. conflict with or result in a breach of any of the provisions of the Articles of Incorporation or Bylaws of Seller, ii. contravene any law which affects or binds Seller or any of its properties, iii. except as set forth in Schedule 4.5, conflict with, result in a breach of, constitute a default under, or give rise to a right of termination or acceleration under any of the Contracts or Leases, or iv. except as set forth in Schedule 4.5, require Seller to obtain the approval, consent or authorization of, or to make any declaration, filing or registration with, any third party or any governmental authority which has not been obtained in writing prior to the date of this Agreement.

     4.6 Title to Acquired Assets. Seller has, or will have at Closing, good and marketable title to all of the Acquired Assets, free and clear of any and all Encumbrances, other than Permitted Encumbrances.

     4.7 Real Estate. Seller owns no real estate. Except for its leasehold interest in the real estate situated in Marion County, Indiana, and commonly known as 8330 Allison Pointe Trail, Indianapolis, Indiana (the "Leased Real Estate"), Seller has no leasehold interest in any real estate.

     4.8 Disclosure. None of the representations or warranties of Seller contained in this Article IV, none of the information contained in the Schedules referred to in this Article IV, and none of the other documents or information furnished to Buyer or any of its representatives in connection with this Agreement and the transactions contemplated hereby, is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements made herein or therein not misleading in any material respect.


                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer represents and warrants to Seller, and Seller in agreeing to consummate the transactions contemplated by this Agreement has relied upon such representations and warranties, that:

     5.1 Organization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and is qualified to do business as a foreign corporation in good standing in each other state wherein the nature of its business or activities requires such qualification.

     5.2 Authorization. Buyer has full corporate power and authority to i. execute and deliver this Agreement and to perform its obligations hereunder, and
ii. own and operate its assets, properties and business and carry on its business as presently conducted. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of Buyer, including director authorization.

     5.3 Validity; Binding Effect. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

     5.4 Noncontravention. The execution, delivery and performance of this Agreement by Buyer, the consummation of the transactions contemplated hereby and the compliance with or fulfillment of the terms and provisions hereof or of any other agreement or instrument contemplated hereby, do not and will not i. conflict with or result in a breach of any of the provisions of the Articles of Incorporation or Bylaws of Buyer, ii. contravene any law which affects or binds Buyer or any of its properties, iii. conflict with, result in a breach of, constitute a default under, or give rise to a right of termination or acceleration under any contract, agreement, note, deed of trust, mortgage, trust, lease, governmental or other license, permit or other authorization, or any other instrument or restriction to which Buyer is a party or by which any of its properties may be affected or bound, or iv.require Buyer to obtain the approval, consent or authorization of, or to make any declaration, filing or registration with, any third party or any governmental authority which has not been obtained in writing prior to the date of this Agreement.

                                   ARTICLE VI
                           COVENANTS PENDING CLOSING

     The parties agree as follows with respect to the period between the date of the execution of this Agreement and the Closing:

     6.1 Reasonable Efforts. Buyer and Seller shall take all action and do all things necessary, proper or advisable in order to consummate the transactions contemplated by this Agreement, including satisfaction, but not waiver, of the conditions to Closing set forth below.

     6.2 Notices and Consents. Buyer and Seller shall notify all lessors under the Leases and all third parties to the Contracts of the assignment thereof from Seller to Buyer and will use reasonable efforts to obtain any and all consents of such lessors and third parties as are necessary to consummate the transactions contemplated hereby.

     6.3 Satisfaction of Conditions. Seller and Buyer shall make reasonable efforts to satisfy the conditions precedent of each other's obligation to close (as described in Article VII and Article VIII of this Agreement, as appropriate) on or prior to the Closing Date.

     6.4 Full Access. Seller shall permit the representatives of Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Seller, to all premises, properties, personnel, books, records (including tax records), contracts and documents of or pertaining to Seller and the Acquired Assets.

     6.5 Operation of Business. From and after the date hereof until the Closing, Seller will:

          (a) operate its business in the ordinary course, consistent with past practice; i. use its best efforts to preserve its operations so that Buyer will obtain the benefits intended to be afforded by this Agreement; ii. not take or permit any action which would result in any representation or warranty of Seller becoming incorrect or untrue in any material respect or result in the failure of Seller to comply with its covenants and agreements herein in any material respect; iii. obtain the prior written approval of Buyer in connection with all material decisions affecting the business, operations, assets and liabilities of Seller; and iv. notify Buyer in writing promptly after Seller becomes aware of the occurrence of any event that might have a material adverse effect on the business, operations or financial condition of Seller.

     6.6 Notices. Buyer and Seller will promptly notify the other in writing if it receives any notice, or otherwise becomes aware, of any action or proceeding instituted or threatened before any court or governmental agency or by any third party to restrain or prohibit, or obtain substantial damages in respect of this Agreement or the consummation of the transactions contemplated hereby.

     6.7 Employees. Buyer may, in its sole discretion, offer employment to certain employees of Seller and all such persons so employed by Buyer will be considered "new hires" by Buyer.

                                   ARTICLE VII
                          SELLER'S CONDITIONS PRECEDENT

     The obligation of Seller to effect the transactions contemplated by this Agreement is subject to the fulfillment at or prior to the Closing of each of the following conditions, except to the extent any such condition is waived in writing by Seller:

     7.1 Performance by Buyer and Multi-Link. Buyer and Multi-Link shall have performed and complied with all of the terms, provisions and conditions of this Agreement to be performed and complied with by Buyer and Multi-Link at or prior to the Closing.

     7.2 Accuracy of Representations and Warranties. All of the representations and warranties made by Buyer in this Agreement shall be true in all material respects as of the date of this Agreement and as of the Closing (except as expressly contemplated or permitted by this Agreement).

     7.3 No Injunction. No injunction, restraining order, judgment or decree of any court or governmental authority shall be existing against any of the parties to this Agreement or any of their officers, directors or representatives, which restrains, prevents or materially alters the transactions contemplated hereby.

     7.4 Closing Deliveries. Buyer shall have delivered to Seller each of the documents required of Buyer under Section 3.3 of this Agreement.

     7.5 Grant of License. Buyer and Seller shall have entered into the License on mutually agreeable terms.

     7.6 Making of the Loan. Multi-Link shall have loaned the sum of Three Hundred Thousand Dollars ($300,000.00) to Shareholder, which amount shall bear interest at three percent (3%) over the prime rate in effect during the term of such loan, shall be due and payable on or before December 31, 2000, and shall be secured by a pledge of the Stock (the "Loan").

                                  ARTICLE VIII
                          BUYER'S CONDITIONS PRECEDENT

     The obligation of Buyer to effect the transactions contemplated by this Agreement is subject to the fulfillment at or prior to the Closing of each of the following conditions, except to the extent any such condition is waived in writing by Buyer:

     8.1 Performance by Seller. Seller shall have performed and complied with all of the terms, provisions and conditions of this Agreement to be performed and complied with by Seller at or prior to the Closing.

     8.2 Accuracy of Representations and Warranties. All of the representations and warranties made by Seller in this Agreement shall be true in all material respects as of the date of this Agreement and as of the Closing (except as expressly contemplated or permitted by this Agreement).

     8.3 No Injunction. No injunction, restraining order, judgment or decree of any court or governmental authority shall be existing against any of the parties to this Agreement or any of their officers, directors or representatives, which restrains, prevents or materially alters the transactions contemplated hereby.

     8.4 Closing Deliveries. Seller shall have delivered to Buyer each of the documents required of Seller under Section 3.2 of this Agreement.

     8.5  Secured  Party   Approvals.   This  Agreement  and  the   transactions
contemplated hereby shall have been approved by (or consented to, as appropriate) by Heller Financial, Inc. (or Heller Financial Leasing, Inc., as appropriate), Tokai Financial Services, Inc., Peoples Bank & Trust Company and Fifth Third Bank of Central Indiana (such approvals, collectively, the "Secured Party Approvals").

     8.6 No Material Adverse Change. There will not have occurred i. any material adverse change in the financial condition, business or prospects for future business of Seller, or in the condition of the Acquired Assets, or any event which may, in the future, cause such a change, or ii. any pending or threatened material litigation or other proceeding against Seller or the Acquired Assets or with respect to the transaction contemplated by this Agreement.

     8.7 Due Diligence. Buyer will have been satisfied with the results of its due diligence investigation of Seller, the Acquired Assets and the Business.

     8.8 Agreements with Vendors. Buyer shall have entered into agreements with such vendors of Seller as are necessary to maintain essential services related to the Business after the Closing on terms and conditions satisfactory to Buyer.

     8.9 Acceptance of Trade Creditors. This Agreement and the transaction contemplated hereby shall have been consented to by seventy percent (70%) of the aggregate dollar amount of Seller's trade creditors listed in Schedule 8.10 of this Agreement.

     8.10 Grant of License. Buyer and Seller shall have entered into the License on mutually agreeable terms.

                                   ARTICLE IX
                                 INDEMNIFICATION

     9.1 Indemnification by Seller. Seller shall indemnify and hold Buyer harmless from and against all damages, claims, causes of action, losses and expenses, including reasonable attorneys' fees and expenses (collectively, "Indemnifiable Losses"), incurred in connection with or arising from i. any nonfulfillment or breach by Seller of any of its agreements or covenants contained in this Agreement, ii. any breach of any warranty or the inaccuracy of any representation or warranty of Seller contained in this Agreement or any certificate, Schedule or other information delivered by or on behalf of Seller in furthering the transactions contemplated hereby, iii. any Seller Retained Liabilities, and iv. the operation of the Business prior to the Closing; provided, however, that Buyer shall not be entitled to make a claim for indemnification under this Section 9.1 until Buyer's Indemnifiable Losses in the aggregate equal or exceed Twenty-five Thousand Dollars ($25,000.00) (the "Threshold Level").

     9.2 Indemnification by Buyer. Buyer shall indemnify and hold Seller harmless from and against all Indemnifiable Losses incurred in connection with or arising from i. any nonfulfillment or breach by Buyer of any of its agreements or covenants contained in this Agreement, ii. any breach of any warranty or the inaccuracy of any representation or warranty of Buyer contained in this Agreement or any certificate, Schedule or other information delivered by or on behalf of Buyer in furthering the transactions contemplated hereby, iii. any Assumed Liability, and iv. the operation of the Business after the Closing; provided, however, that Seller shall not be entitled to make a claim for indemnification under this Section 9.2 until Seller's Indemnifiable Losses in the aggregate equal or exceed the Threshold Level.

     9.3 Survival Period. The representations, warranties, covenants and indemnifications contained in this Agreement or in any Schedule or certificate delivered pursuant to this Agreement shall survive the Closing and shall remain in full force and effect, regardless of any investigation made by or on behalf of any party hereto, and shall continue for a period of one year after the Closing Date, at which time all of such representations, warranties, covenants and indemnification obligations shall terminate. Notwithstanding anything contained in this Section 9.3 to the contrary, any claim for indemnification made by any party hereto in writing to the other party hereto prior to the expiration of the survival period set forth above shall survive until such claim has been resolved.

                                    ARTICLE X
                             POST CLOSING COVENANTS

     10.1 Employee Leasing Agreement. From the Closing and through November 30,1999, i. Buyer shall lease from Seller persons to perform services for Buyer ("Leased Employees"), and Seller shall maintain for those Leased Employees for such time period the 401(k) Plan, the Hellyer Communications Inc. Employee Benefit Plan, the Dental Policy, the Hellyer Companies Flexible Benefit Plan, and the Short-Term and Long-Term Policies, and ii. Buyer shall pay to Seller any and all of the costs or liabilities related to the employment of the Leased Employees by Seller including, but not limited to, the wages, taxes and benefits of such employees. Effective on December 1, 1999, Buyer shall hire the Leased Employees as employees of Buyer at wages and benefits substantially similar to the wages and benefits provide to the Leased Employees by Seller.

     10.2 Hellyer Companies 401(k) Plan. Effective December 1, 1999, Buyer shall adopt and become the sponsoring Employer Administrator of the 401(k) Plan. Buyer shall also assume all of the duties and obligations of Seller under the related Trust Agreement and the Services Agreement, and Seller shall assist Buyer in obtaining the consent of Benefit Services Corporation to assignment of the Services Agreement from Seller to Buyer. Buyer shall make all contributions to the 401(k) Plan which are due before or after Closing and perform all reporting and administrative duties which are due before or after Closing relating to the 401(k) Plan. At and after Closing Buyer shall freeze or terminate the participation of the employees of Helix Health Centers and Hellyer Excavation in the 401(k) Plan.

     10.3 Dental and Disability Insurance. Effective December 1, 1999, Buyer shall assume all of the duties and obligations of Seller under i. the Dental Policy, ii. the Long Term Policy, and iii. the Short Term Policy.

                                   ARTICLE XI
                                  MISCELLANEOUS

     11.1 Confidentiality; Press Release.

          (a) Prior to Closing, each party hereto shall treat in confidence, and not disclose without the prior consent of the other party hereto, all documents, materials and other information which it shall have obtained regarding the other party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other related documents, except for disclosure required by law, relating to arrangements with creditors of Seller or in connection with any lawsuit between or involving the parties or any party hereto. The obligation of each party to treat such documents, materials and other information in confidence shall not apply to any information which i. such party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, ii. is known to the public and did not become so known through any violation of a legal obligation, or iii. became known to the public through no fault of such party. Upon termination of this Agreement in accordance with Section
     11.11 hereof, each party shall promptly return to the other party hereto all of the confidential documents, materials and other information it has obtained from such other party. The obligations imposed by the immediately preceding sentence shall survive any termination of this Agreement pursuant to Section 11.11.

          (b) No party to this Agreement shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of all of the parties hereto, except for such press releases or public announcements as Buyer's counsel reasonably determines are required by law to be made by Buyer or any of its Affiliates.

     11.2 Notices. All notices, requests, consents and other communications hereunder ("Notice") shall be in writing and shall be deemed to have been given
i. if mailed, the date of receipt of such Notice when sent via first class United States registered mail, return receipt requested, postage prepaid to the address listed below for the party to whom the Notice is being sent ("Notice Party"); ii. if hand delivered or delivered by courier, upon actual delivery of such Notice to the Notice Party at the address listed below for such Notice Party; or iii. if sent by facsimile, on the first business day after the date of the sender's receipt of a confirmed transmission of such Notice to the Notice Party at the facsimile number, if any, listed below for such Notice Party provided the party giving such Notice mails a copy of such Notice within two days after the transmission of such Notice by facsimile to the Notice Party. The addresses and facsimile numbers for each party to this Agreement, as of the date hereof, are:


          If to Seller:        Jerry L. Hellyer, Sr.
                               10710 Compass Court
                               Indianapolis, Indiana 46256

          With a copy to:      Sommer & Barnard, PC
                               Attn: Jerald I. Ancel
                               4000 Bank One Tower
                               111 Monument Circle
                               Indianapolis, Indiana 46204
                               Facsimile No.:  317/236-9802

          If to Buyer:         Hellyer Communications Services, Inc.
                               c/o Multi-Link Telecommunications, Inc.
                               Attn: Nigel Alexander
                               4704 Harlan Street
                               Denver, Colorado 80212
                               Facsimile No.: 303/313-2001

          With a copy to:      Otten, Johnson, Robinson, Neff & Ragonetti, PC
                               Attn: Blair L. Lockwood
                               950 Seventeenth Street, 16th Floor
                               Denver, Colorado 80202
                               Facsimile No.: 303/825-6525

Any party may change its address or facsimile number by providing written notice, in accordance with the foregoing provisions of this Section 11.2, to each other party of such change.

     11.3 Expenses.

          (a) Each party hereto will pay all costs, fees and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements contained herein on its part to be performed, including the fees, expenses and disbursements of its respective counsel and accountants; provided, however, that brokers' fees to Basore and Associates, Inc. shall be paid by Seller.

          (b) In any legal action between the parties arising out of or related to this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including reasonable accounting and legal fees.

     11.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without regard to such jurisdiction's conflict of laws principles.

     11.5 Partial Invalidity. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

     11.6 Assignment. Neither Seller nor Buyer may assign this Agreement, or any rights hereunder, to any other party without the prior written consent of the other party.

     11.7 Successors and Assigns. Subject to the provisions of Section 11.6 above, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     11.8 Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original counterpart, and all of which shall be considered to be but one agreement and shall become a binding agreement when each party shall have executed one counterpart and delivered it to the other party hereto.

     11.9 Titles and Headings; Rules of Construction. Titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Whenever the context so requires the use of or reference to any gender includes the masculine, feminine and neuter genders; and all terms used in the singular shall have comparable meanings when used in the plural and vice versa.

     11.10 Entire Agreement; Amendments and Waivers. This Agreement contains the entire understanding of the parties hereto with regard to the subject matter contained in this Agreement and supersedes all prior agreements or understandings of the parties. The parties, by mutual agreement in writing, may amend, modify and supplement this Agreement. The failure of any party to this Agreement to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

     11.11 Termination. This Agreement shall terminate and shall be of no further force or effect i. upon mutual written agreement of the parties hereto, or ii. upon notice given by any party to the other party hereto in the event the Closing has not occurred on or before November 30, 1999. Except for the provisions of Section 11.1 of this Agreement, upon termination of this Agreement, this Agreement shall be of no further force or effect. No termination of this Agreement shall release, or be construed as releasing, any party from any liability to any other party which may have arisen for any reason. A party's right to terminate this Agreement is in addition to, and not in lieu of, any other rights or remedies which such party may have.

     11.12 No Negotiation. Until such time, if any, as this Agreement is terminated pursuant to Section 11.11 above, Seller and Shareholder will not directly or indirectly solicit, initiate or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any person or entity (other than Buyer) relating to any transaction involving the sale of the Business, the Acquired Assets (other than in the ordinary course of business), or any of the capital stock of Seller, or any merger, consolidation, business combination or similar transaction involving Seller.

     11.13 No Third Party Beneficiaries. This Agreement will not confer any rights or remedies upon any person other than the parties and their respective heirs, successors and assigns, as applicable.

     11.14 Remedies. The rights and remedies of the parties hereunder are cumulative and are not in lieu of, but are in addition to, any other rights or remedies which the parties may have at law or in equity.

     11.15 Access. From and after the Closing Date for a period of five years, Buyer shall maintain all of the books and records of the Business sold pursuant to this Agreement and shall permit Seller and Shareholder access to view and copy such books and records at all reasonable times during such period for purposes of i. pursuing the claims described in Section 1.2(e) of this Agreement, ii. completing any and all tax returns required of Seller or Shareholder, and iii. complying with all other obligations of Seller or Shareholder contemplated by this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

"SELLER"                             "BUYER"
Hellyer Communications, Inc.         Hellyer Communications Services, Inc.
By:/s/ Jerry L. Hellyer, Sr.         By:/s/ Nigel Alexander
   --------------------------------     ----------------------------------------
   Jerry L. Hellyer, Sr., President     Nigel Alexander, Chief Executive Officer

"SHAREHOLDER"                        "MULTI-LINK"
                                     Multi-Link Telecommunications, Inc.
/s/ Jerry L. Hellyer, Sr.            By:/s/ Nigel Alexander
-----------------------------------     ----------------------------------------
Jerry L. Hellyer, Sr.                   Nigel Alexander, Chief Executive Officer

                                    EXHIBITS
                                    --------

     Exhibit A                                 Form of Non-Competition Agreement
     Exhibit B                                 Form of Consulting Agreement


                                    SCHEDULES
                                    ---------

     Schedule 1.1                              Assumed Contracts and Leases
     Schedule 2.5                              Intellectual Property
     Schedule 3.3                              Lease Terms
     Schedule 4.5                              Noncontravention
     Schedule 8.10                             Acceptance of Trade Creditors